FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     This Fourth Amendment to Loan and Security Agreement ("Amendment") dated this 3rd day of February, 1997 between and among CRW FINANCIAL, INC. ("Borrower"), KAPLAN & KAPLAN, INC. ("Kaplan") and CASINO MONEY CENTERS, INC. ("CMC") (Kaplan and CMC being collectively, the "Guarantors" and severally each a "Guarantor") and MELLON BANK, N.A. ("Lender").

                                   BACKGROUND

     A. On May 11, 1995, Borrower, Guarantors, CRW California, Inc. ("CCI"), CRW Texas, Inc. ("CTI") and Lender entered into a certain Loan and Security Agreement pursuant to which financing arrangements were established by Lender for the benefit of Borrower with the credit support of Guarantors, CCI and CTI (which Loan and Security Agreement, as it has been previously modified and may hereafter, from time to time, be modified, supplemented or replaced is hereinafter referred to as the "Loan Agreement").

     B. On September 19, 1996, Borrower, Guarantors, CCI, CTI and Lender entered into a Second Amendment to Loan and Security Agreement ("Second Amendment").

     C. On December 30, 1996, Borrower, Guarantors, CCI, CTI and Lender entered into a Third Amendment to Loan and Security Agreement ("Third Agreement").

     D. The parties have agreed to modify certain terms and conditions of the Loan Agreement and desire to set forth their understanding in this Amendment.


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     E. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed thereto in the Loan Agreement or in the Registration Agreement (defined herein).

     NOW, THEREFORE, with the foregoing background incorporated herein by reference and made part hereof, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

       1. Lender hereby consents to Borrower's and Kaplan's sale of the assets used in their collection business including, but not limited to, the stock of CCI and CTI (collectively, the "Collection Assets") to NCO Group, Inc. ("NCO") and the Buyers (the "Sale") pursuant to and in accordance with the terms and provisions of the Asset Acquisition Agreement (defined below).

       2. Simultaneously with the consummation of the Sale, Borrower and Guarantors shall do the following:

            (a) Pay $2,000,000 of the cash consideration received in the Sale to the Lender as partial repayment of the Obligations; upon such repayment; the Maximum Revolving Credit Amount shall be automatically and permanently reduced to $6,500,000.

            (b) Pledge to Lender, as additional collateral security for the Obligations, the Closing Securities and the Warrant Securities pursuant to a Stock Pledge Agreement in the form attached hereto ("NCO Stock Pledge Agreement") and deliver to Lender the stock certificates for the Closing Securities and

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the Warrant for the Warrant Securities accompanied by stock powers duly executed in blank. Borrower hereby grants to Lender a lien on and security interest in all of Borrower's rights under the Registration Agreement as additional security for the Obligations.

            (c) Place $325,000 in a blocked account with Lender which shall be used solely for the payment of interest on the Replacement Revolving Credit Note.

            (d) Pay to the Lender the $35,000 fee, which is payable upon consummation of the Sale, as required by the Third Amendment.

        3. Borrower and Guarantors shall use their best efforts to sell the Closing Securities as soon as possible after the date hereof. Provided no Event of Default or default has occurred and is continuing, ninety-five percent (95%) of the net proceeds of each sale of the Closing Securities shall be paid to Lender as partial repayment of the Obligations; upon each such sale and repayment, the Maximum Revolving Credit Amount shall be automatically and permanently reduced by the amount of such repayment.

        4. The definition of "Maturity Date" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

          Maturity Date - The earlier of (a) December 31, 1997 or (b) the date on which the Borrower has sold sufficient Closing Securities or otherwise


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          made payments with respect to the Obligations so that the Obligations have been paid in full.

        5. Section 6.11(b) of the Loan Agreement is hereby deleted.

        6. (a) To induce Lender to grant the consent and make the amendments described above, Borrower and Guarantors are delivering to Lender, on the date hereof, the following, each in form and substance satisfactory to Lender and its counsel:

            (1) A certified copy of the resolutions of the Board of Directors of the Borrower and each of the Guarantors approving this Amendment, the NCO Stock Pledge Agreement and the other matters contemplated hereby and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Amendment; and

            (2) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor stating the names of the officers of the Borrower and each Guarantor authorized to sign this Amendment, and the other documents or certificates to be delivered pursuant to this Amendment by the Borrower and each Guarantor or any of its officers, together with the true signatures of such officers.

        7. Guarantors confirm to Lender that their respective liabilities and obligations under the Loan Agreement and the

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Surety Agreement dated May 11, 1995 given by the undersigned to Lender continue absolutely and unconditionally, unmodified and in full force and effect.

            8. Obligors jointly and severally represent and warrant to Lender as follows:

            (a) The execution and delivery by Obligors of this Amendment, the NCO Stock Pledge Agreement and the other documents required hereby, and performance by them of the transactions herein contemplated (i) are and will be within each Obligor's corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency or government, of law or any other indenture, agreement or undertaking to which any Obligor is a party or by which the property of any Obligor is bound, or to be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any Property of any Obligor.

            (b) This Amendment, the NCO Stock Pledge Agreement and any other agreements, instruments and documents executed and/or delivered in connection herewith are valid, binding and enforceable in accordance with their respective terms.

            (c) Borrower hereby ratifies and restates as of the date hereof each of the representations, warranties and

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covenants contained in the Loan Agreement and thereby represents that all such representations, warranties and covenants are true and correct in all material respects as of the date hereof as if made on the date hereof.

            (d) There has not occurred as of the date hereof any material adverse change in the business, operations, condition (financial or otherwise) or business prospects of any Obligor since September 30, 1996 (as the financial condition is reflected on financial statements of Obligors as of such date delivered to Lender).

            (e) As of the date hereof, there is $8,500,000 owing by Borrower to Lender under the Revolving Credit without defense, setoff or counterclaim.

            (f) As of the date hereof, there are no defaults or Events of Default existing or continuing under the Loan Agreement.

        9. Borrower reconfirms its obligation to reimburse Lender on demand for all of Lender's reasonable expenses (including without limitation reasonable attorneys' fees and costs) incurred in connection with this Amendment and the transactions contemplated hereby.

        10. This Amendment shall amend and is incorporated into the Loan Agreement. To the extent of any express inconsistency between the terms hereof and the terms of the Loan Agreement, the terms hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement remain in full force and effect. Without limiting

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the generality of the foregoing, Borrower reconfirms that all Collateral
(including without limitation Borrower's pledge to Lender of the stock of TWI) secures and shall continue to secure all of the Obligations.

        11. As used herein the following capitalized terms shall have the following meanings:

            (a) "Acquisition Agreement" means the Assets Acquisition Agreement dated February 2, 1997 among NCO, Borrower, Kaplan, CRWF Acquisition, Inc. and K&K Acquisition, Inc.

            (b) "Registration Aqreement" means the Registration Rights Agreement dated the date hereof between NCO and the Borrower.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment by their respective duly authorized officers as of the day and year first above written.

CRW FINANCIAL, INC.                       MELLON BANK, N.A.

By: /s/ Jonathan P. Robinson             By: /s/ Liz Mellace
    -----------------------------          --------------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------







CASINO MONEY CENTERS, INC.

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------

KAPLAN & KAPLAN

By: /s/ Jonathan P. Robinson
    -----------------------------

Attest: /s/ J. Brian O'Neill
        -------------------------